Exhibit 23.2

Harney Westwood & Riegels 3501 The Center 99 Queen's Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

14 March 2025

raymond.ng@harneys.com

+852 5806 7883

051382-0009-RLN

TOP Financial Group Limited

118 Connaught Road West

Room 1101

Hong Kong

Dear Sir or Madam

TOP Financial Group Limited (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on post effective amendment No. 2 to Form F-3, including all amendments or supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Registration Statement), relating to the offering by the Company of the following shares and other securities for an aggregate initial offering price of not exceeding US$300,000,000: (i) certain of its class A ordinary shares of par value US$0.001 per share (the Shares), (ii) share purchase contracts relating to the Shares (each, a Share Purchase Contract), (iii) share purchase units consisting of Share Purchase Contracts, Debt Securities (as defined below), Warrants (as defined below) and/or other securities registered under the Registration Statement, (iv) warrants entitling the holder to purchase Shares and/or Debt Securities (each a Warrant), (v) debt securities in the Company (the Debt Securities), (vi) rights to purchase Shares, and (vii) units comprising one or more of the securities in the Company described in the Registration Statement.

We hereby consent to the filing of this consent as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Prospectus Summary”, “Risk Factors”, “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Harney Westwood & Riegels
Harney Westwood & Riegels

The British Virgin Islands is Harneys Hong Kong office's main jurisdiction of practice.
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independently owned and controlled Jersey law firm.
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